UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

June 24, 2015

CELATOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54852	20-2680869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 PrincetonSouth Corporate Center	08628
Suite 180	(Zip Code)
Ewing, New Jersey
(Address of principal executive offices)

Registrant's telephone number, including area code: (609) 243-0123

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 24, 2015, we announced induction response rate results (CR+CRi) in our Phase 3 study comparing CPX-351 (cytarabine:daunorubicin) liposome injection to the standard of care regimen, referred to as 7+3 (which is conventional cytarabine and daunorubicin treatment), in patients with untreated high-risk (secondary) acute myeloid leukemia (AML). The results showed that CPX-351 produced a relative improvement in induction response rate of 43.2% (47.7% for CPX-351 vs. 33.3% for the 7+3 regimen).

The full text of our press release issued in connection with the announcement is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

As announced in the press release, we have scheduled a conference call at 8:30 a.m., eastern time. The conference call information is set forth in the press release. During the conference call, we plan to announce that we are moving forward with two additional company-sponsored studies that could expand usage of CPX-351:

•	the first study in patients with AML induction failure, and

•	the second study in high-risk AML patients less than 60 years of age.

We expect these studies to start enrolling patients in 2016.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated June 24, 2015

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELATOR PHARMACEUTICALS, INC.

	By:	/s/ Fred M. Powell
Fred M. Powell,
Vice President and Chief Financial Officer

Date: June 24, 2015